Exhibit 99.1

                    GAMCO Seeks New Chief Financial Officer

     RYE, N.Y.--(BUSINESS WIRE)--June 22, 2007--GAMCO Investors, Inc. (NYSE:
GBL) announced today that it has commenced a search for a new Chief Financial Officer. The CFO search will consider both internal and external candidates. For the past twelve months, John C. Ferrara has served as interim CFO. Mr. Ferrara will remain in his current position as interim CFO until mid-July and will be a consultant to the finance team at least until December 2007.

     GAMCO Investors, Inc., through its subsidiaries, manages private advisory accounts (GAMCO Asset Management Inc.), mutual funds and closed-end funds (Gabelli Funds, LLC), and partnerships and offshore funds (Gabelli Securities, Inc.). As of March 31, 2007, GAMCO had approximately $29.4 billion in assets under management.


     CONTACT: GAMCO Investors, Inc.
              Douglas R. Jamieson, 914-921-5020
              President and Chief Operating Officer
              www.gabelli.com